Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,263,277)
Unrealized Gain (Loss) on Market Value of Commodity Futures	928,328
Dividend Income	50,507
Interest Income	6,899
ETF Transaction Fees	700
Total Income (Loss)	$(276,843)

Expenses
General Partner Management Fees	$9,152
Professional Fees	9,807
Brokerage Commissions	486
Directors' Fees and insurance	1,193
License fees	184
Total Expenses	20,822
Expense Waiver	(9,838)
Net Expenses	$10,984
Net Income (Loss)	$(287,827)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/23	$14,574,165
Additions (150,000 Shares)	1,701,398
Net Income (Loss)	(287,827)

Net Asset Value End of Month	$15,987,736
Net Asset Value Per Share (1,400,000 Shares)	$11.42

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596